SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2011

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS; CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 29, 2010, Charter Communications, Inc. (“Charter” or the “Company”) announced the appointment of Christopher L. Winfrey to the position of Executive Vice President and Chief Financial Officer effective November 1, 2010.  Gregory S. Rigdon, Executive Vice President, Corporate Development and Strategy will be leaving Charter in early February 2011 to pursue a position with another company.  In connection with reassigning Mr. Rigdon’s responsibilities, on January 4, 2011, Charter announced the following management appointments:  Ted W. Schremp, Executive Vice President, Operations and Marketing; Marwan Fawaz, Executive Vice President, Strategy and Chief Technology Officer; Gregory L. Doody, Executive Vice President, Programming and Legal Affairs; and Richard R. Dykhouse, Senior Vice President, General Counsel and Corporate Secretary.  Mr. Schremp was previously the Executive Vice President and Chief Marketing Officer.  He has been assigned additional operations responsibilities in addition to overseeing the marketing functions of the Company.  Mr. Fawaz was previously Executive Vice President, Operations and Chief Technology Officer.  He has been assigned responsibility for the Company’s product strategy in addition to his responsibilities as the Chief Technology Officer.  Mr. Doody was previously Executive Vice President and General Counsel.  He has been assigned additional responsibility for the Company’s programming arrangements in addition to overseeing the legal and government affairs functions of the Company.  Mr. Dykhouse will report to Mr. Doody and will have direct responsibilities for the legal functions of the Company.  Messrs. Doody, Fawaz and Schremp will continue to report to Mike Lovett, President and Chief Executive Officer.

Provided below is biographical information regarding these executive officers:

Mr. Winfrey, 35, most recently served as Chief Financial Officer and Managing Director for Unitymedia, Germany’s second-largest provider of media and communication services via broadband cable, from March 2006 through March 2010 and was responsible for accounting, treasury, investor relations, corporate finance, procurement and administration.  Previously, Mr. Winfrey was Senior Vice President – Corporate Finance and Development for Cablecom from December 2002 to December 2005 and Director of Financial Planning and Analysis of NTL Europe from February 2001 to March 2003.  Prior to that, he was with Communications Equity Associates from May 1998 to January 2001.  Mr. Winfrey received a Bachelor of Science in Accounting and a Master of Business Administration, both from the University of Florida.

Mr. Doody, 46, was appointed Executive Vice President and General Counsel of Charter on December 1, 2009.  Prior to that, he served as Charter's Chief Restructuring Officer and Senior Counsel in connection with its Chapter 11 proceedings being appointed on March 25, 2009.  Prior to coming to work for Charter, Mr. Doody served as Executive Vice President, General Counsel and Secretary of Calpine Corporation from July 2006 through August 2008.  Calpine Corporation filed a petition under Chapter 11 of the Bankruptcy Code in December 2005.  From July 2003 through July 2006, Mr. Doody held various positions at HealthSouth Corporation, including Executive Vice President, General Counsel and Secretary. Mr. Doody earned a J.D. degree from Emory University School of Law and received a bachelor's degree in management from Tulane University.  Mr. Doody is a certified public accountant.

Mr. Fawaz, 48, joined Charter as Executive Vice President and Chief Technology Officer in August 2006 and became Executive Vice President, Operations and Chief Technology Officer in April 2010. Prior to becoming employed at Charter, he served as Senior Vice President and Chief Technical Officer for Adelphia Communications Corporation (“Adelphia”) from March 2003 until July 2006. Adelphia filed a petition under Chapter 11 of the Bankruptcy Code in June 2002.  From May 2002 to March 2003, he served as Investment Specialist/Technology Analyst for Vulcan, Inc. Mr. Fawaz served as Regional Vice President of Operations for the Northwest Region for Charter from July 2001 to March 2002. From July 2000 to December 2000, he served as Chief Technology Officer for Infinity Broadband. He served as Vice President — Engineering and Operations at MediaOne, Inc. from January 1996 to June 2000. Mr. Fawaz received a B.S. degree in electrical engineering and a M.S. in electrical/communication-engineering from California State University — Long Beach.

Mr. Schremp, 39, was promoted to Executive Vice President and Chief Marketing Officer in July 2008.  Prior to that, he served as Senior Vice President, Product Management and Strategy from February 2008 to June 2008 and Senior Vice President and General Manager of Charter Telephone from October 2005 to February 2008. Mr. Schremp joined Charter as Vice President of IP Product Management in May 2005.  He served as Segment Manager for Hewlett-Packard from February 2001 to May 2005, where he co-founded its Cable, Media and Entertainment division.  Mr. Schremp graduated from the University of Pittsburgh with a double-major in economics and business and earned an M.B.A. from Penn State University.

Mr. Dykhouse, 46, has been a Vice President of Charter since 2006 serving most recently as Vice President, Associate General Counsel and Corporate Secretary.  Prior to joining Charter, Mr. Dykhouse was Senior Counsel and Assistant Secretary for CNH Global, N.V. from 2004 to 2006 and was an attorney for Conseco, Inc. from 1994 to 2003 serving in the corporate law group with his last position as a Senior Vice President, Legal.  Mr. Dykhouse received a Bachelor of Science in Business Administration – Finance from Olivet Nazarene University, a Master of Business Administration from Indiana University and a J.D. degree from Indiana University School of Law – Indianapolis.

In connection with the above appointments, Messrs. Doody, Fawaz, Schremp and Dykhouse entered into employment agreements dated January 3, 2011 each with two year terms.  The Company may, in its sole discretion, extend the term of each of the agreements for one-year periods subject to a one hundred eighty day non-renewal notice.  Mr. Doody’s Amended and Restated Employment Agreement provides for the above-described changes in his responsibilities and an increase in his base salary from $500,000 per year to $550,000 per year.  Mr. Fawaz’s Amended and Restated Employment Agreement provides for the above-described changes in his responsibilities, provides for base salary of $650,000 per year and a target bonus of 125% of base salary through May 2, 2011 when his base salary will be at a rate no less than $550,000 per year and his target bonus will thereafter be 75% of his annual base salary.

ITEM 8.01.  OTHER EVENTS.

$750 million Senior Notes Offering

Charter today announced that its subsidiary, CCO Holdings, LLC, intends to publicly offer $750 million in aggregate principal amount of senior unsecured notes due 2019 (the “Senior Notes”).  The offering and sale of the Senior Notes will be made pursuant to an automatic shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission.  Charter intends to use the net proceeds from the sale of the Senior Notes to repay outstanding borrowings under term loans under its subsidiary's credit facility and for general corporate purposes.  A press release announcing the Senior Notes offering is attached as Exhibit 99.1.

Management intends to make an investor presentation in connection with the proposed offering of the Senior Notes.  In the presentation, management expects to state that Charter has met its expectation for the roll out of DOCSIS 3.0 to approximately 55% of its homes passed and the roll out of switched digital video to approximately 60% of its homes passed.  Charter also had capital expenditures of approximately $1.2 billion for the year ended December 31, 2010.  Management will also state the following in the investor presentation:

“Given that 2010 ended only a couple of days ago and we are in the process of closing out our quarter, it would be premature for us to comment on specifics regarding our financial and operating performance in the fourth quarter.  What is clear is that financially we benefit being a subscription-based business, providing key media and communications products to our customers.  We have continued to see some softness in unit volume, as we maintained rate discipline in the face of aggressive promotional offers in the market both from satellite and DSL.”

Class B Common Stock

Paul G. Allen holds all 2,241,299 shares of Class B common stock of Charter.  As the holder of the Class B common stock, he is entitled to appoint four members of the Board of Directors of the Company.  Pursuant to the terms of the Certificate of Incorporation of Charter, at any time on or after January 1, 2011, the Disinterested Members of the Board of Directors of Charter (as such term is defined in Charter’s Certificate of Incorporation) may cause a conversion of the shares of Class B common stock into shares of Class A common stock on a one-for-one basis.  If such a conversion were to occur, Mr. Allen would no longer have the right to appoint four directors and the Class B directors would become Class A directors whose reelection would be subject to the nomination process of the Board of Directors and to the vote of all shareholders.  The Board expects to consider the question in the first quarter of 2011.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Press release announcing the Senior Notes offering.*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            CHARTER COMMUNICATIONS, INC.
                                                             Registrant

Dated: January 4, 2011

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Senior Vice President - Finance, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release announcing the Senior Notes offering.*

* filed herewith